Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-255149 on Form S-8 of our report dated September 15, 2021, relating to our audit of the consolidated financial statements, included in this Annual Report on Form 10-K of William Penn Bancorporation for the year ended June 30, 2021.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

September 15, 2021